                                                                 Exhibit (e)(ii)

                                   SCHEDULE A
             TO THE DISTRIBUTION AGREEMENT BETWEEN THE CHARLES SCHWAB
                 FAMILY OF FUNDS AND CHARLES SCHWAB & CO., INC.

FUND                                                           EFFECTIVE DATE
----                                                           --------------
Schwab Money Market Fund                                       December 15, 1989

Schwab Government Money Fund                                   December 15, 1989

Schwab Municipal Money Fund                                    December 15, 1989

Schwab California Municipal Money Fund                         November 5, 1990
(formerly Schwab California Tax-Exempt Money Fund)

Schwab U.S. Treasury Money Fund                                November 5, 1991

Schwab Value Advantage Money Fund                              February 7, 1992

Schwab Retirement Advantage Money Fund                         November 26, 1993
(Formerly Schwab Institutional Advantage Money
Fund)

Schwab Retirement Money Fund                                   November 26, 1993

Schwab New York Municipal Money Fund                           November 10, 1994
(formerly Schwab New York Tax-Exempt Money Fund)

Schwab Government Cash Reserves Fund                           October 20, 1997

Schwab New Jersey Municipal Money Fund                         January 20, 1998

Schwab Pennsylvania Municipal Money Fund                       January 20, 1998

Schwab AMT Tax-Free Money Fund                                 February 16, 1998
(Formerly Schwab Florida Municipal Money Fund

Schwab Massachusetts Municipal Money Fund                      April 21, 2003

Schwab Cash Reserves                                           July 9, 2004

Schwab Advisor Cash Reserves                                   July 9, 2004

Schwab California AMT Tax-Free Money Fund                      October 1, 2007

                              THE CHARLES SCHWAB FAMILY OF FUNDS

                              By:   /s/ Kimon Daifotis
                                    ------------------------
                                    Kimon Daifotis
                                    Senior Vice President and
                                    Chief Investment Officer -- Fixed Income

                              CHARLES SCHWAB & CO., INC.

                              By:   /s/ Fred Potts
                                    ------------------------
                                    Fred Potts,
                                    Senior Vice President
                                    Mutual Fund Client Services

Dated as of October 1, 2007